UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

PROTHENA CORPORATION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C

Grand Canal Docklands

Dublin 2,        D02 VK60,         Ireland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-353-1-236-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 28, 2021, Prothena Corporation plc (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Piper Sandler & Co., Stifel, Nicolaus & Company, Incorporated, Cantor Fitzgerald & Co., RBC Capital Markets, LLC, and Raymond James & Associates, Inc., as agents (the “Agents”), pursuant to which the Company may offer and sell, from time to time through the Agents, the Company’s Ordinary Shares, par value $0.01 per share (the “Ordinary Shares”), having an aggregate offering price of up to $100.0 million (the “Shares”).

Under the Distribution Agreement, the Agents may sell the Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Global Select Market, on any other existing trading market for the Ordinary Shares or to or through a market maker. In addition, under the Distribution Agreement, the Agents may sell the Shares by any other method permitted by law, including in privately negotiated transactions. The Company may instruct the Agents not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Distribution Agreement. The offering of Shares pursuant to the Distribution Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Distribution Agreement or (b) the termination of the Distribution Agreement by the Agents or the Company, as permitted therein.

The Company will pay the Agents a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of Shares and have agreed to provide the Agents with customary indemnification and contribution rights.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Distribution Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation or sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

1.1	Distribution Agreement, dated May 28, 2021, by and among the Company, Piper Sandler & Co., Stifel, Nicolaus & Company, Incorporated, Cantor Fitzgerald & Co., RBC Capital Markets, LLC, and Raymond James & Associates, Inc.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

***

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this report. Such forward-looking statements include statements regarding the ability to sell shares and raise additional funds pursuant to the Distribution Agreement. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Distribution Agreement, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	PROTHENA CORPORATION PLC

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Operating Officer and Chief Financial Officer